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                                   Investor Contacts: Mark Kennedy/Tim Schugel
                                                      Telephone: (612) 944-5600

              DEPARTMENT 56 REPORTS RECORD EARNINGS PER SHARE FOR 1998
                               SOLID OUTLOOK FOR 1999

February 24, 1999 - Eden Prairie, MN - Department 56, Inc. (NYSE: DFS) today reported increased revenue and earnings for the twelve months ended January 2, 1999 and record earnings per share for the year.

For the year, revenue was $243.4 million, 11 percent higher than the $219.5 million reported in the prior year. Net income was $46.5 million or 13 percent greater than the $41.0 million reported for 1997, excluding the gain on sale of aircraft in 1997. The company also reported record diluted income per share of $2.45, 25 percent higher than the $1.96 reported for 1997, excluding the gain on sale of aircraft.

Earnings per share benefited not only from gains in profitability, but also from the Company's ongoing share repurchase program. During 1998, the company returned $58 million to shareholders by repurchasing 1.7 million shares at an average price of $35 per share.

For the quarter, revenue was $52.9 million, compared to $53.6 million in the prior year. The slight decline in fourth quarter sales was expected given the planned acceleration of shipments earlier in the year. Net income for the quarter was $6.9 million or $0.38 per share assuming dilution, compared to $6.8 million or $0.34 per share in the prior year, excluding the gain on sale of aircraft in last year's fourth quarter. This represents the sixth quarter in a row Department 56 has reported growth in earnings per share.

"1998 was an excellent year for Department 56," said Susan Engel, Chairwoman and CEO of the company. "We reported strong revenues and earnings growth, and record earnings per share, as retailers and consumers alike continued to respond strongly across our collectible and giftware product lines."

"Based on orders received to date," Ms. Engel said "we expect that the increase in our full first quarter orders will be consistent with achieving our goal of seven to nine percent sales growth and mid-teen earnings per share growth in 1999. Our confidence is underscored by recent dealer feedback indicating that retail sales for our collectible products grew in 1998 and inventory turnover improved," Ms. Engel said. "Dealers cited new collectors, attractive new products, continued collector interest and more marketing support as key reasons for their growth, and they expect retail sales to increase again in 1999."

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Further, she noted that last month, the company installed a new integrated enterprise-wide software system. While this new system will be a valuable asset in facilitating future growth, the installation has changed the timing of the receipt of orders from customers and product shipping, thereby impacting comparability to prior years' levels. However, this should not impact full-year results.

Ms. Engel noted that Department 56 initiated a number of steps in 1998 to help position the company for strong future growth, including launching the first new Village line in five years, successfully broadening existing lines, and investing in new marketing and product development resources.

"During this coming year," Ms. Engel continued, "we will continue to invest our strong cash flow in new growth opportunities, including launching new products, building our brand through the opening of our first company-owned store at the Mall of America in May, consolidating our warehouses into a new facility and exploring attractive acquisition opportunities."

Department 56, Inc. is a leading collectibles and giftware company, whose products are sold primarily through gift and home accessory retailers. The Company is best known for its collectible, handcrafted lit ceramic and porcelain buildings and related accessories in The Original Snow Village and Heritage Village Collections. In addition, Department 56, Inc. offers an extensive line of holiday and home decorative products, including its Snowbabies collectible figurines, Christmas decorative products and other giftware items. Department 56 seeks to expand its market presence through innovative product development and marketing, as well as through acquisitions.

NOTES CONCERNING FORWARD LOOKING STATEMENTS:

 ANY CONCLUSIONS OR EXPECTATIONS EXPRESSED IN, OR DRAWN FROM, THE STATEMENTS IN THIS PRESS RELEASE CONCERNING MATTERS THAT ARE NOT HISTORICAL CORPORATE FINANCIAL RESULTS ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S FIRST QUARTER 1999 ORDER EXPECTATIONS AND SALES EXPECTATIONS FOR 1999 ARE BASED ON THE COMPANY'S CURRENT FORECAST OF DEALER ORDERS AND PLANNED SALES AT THE RETAIL STORE IT PLANS TO OPEN IN MAY, 1999, AND IS FURTHER DEPENDENT ON THE TIMING AND EXTENT OF PROMOTIONAL AND MARKETING EFFORTS UNDERTAKEN BY THE COMPANY AS WELL AS THE TIMING AND EXTENT OF PRODUCT RECEIPTS AND SHIPMENTS, THE EFFICIENCY OF INFORMATION SYSTEMS DEVELOPED TO COLLECT, COMPILE AND EXECUTE CUSTOMER ORDERS, AND RETAILER AND CONSUMER DEMAND. DEALER ORDERS ARE PRINCIPALLY DEPENDENT ON THE AMOUNT, QUALITY AND MARKET ACCEPTANCE OF THE NEW PRODUCT INTRODUCTIONS AND RETAILER DEMAND. DEALER ORDER PATTERNS HAVE HISTORICALLY VARIED IN NUMBER, MIX AND TIMING, AND THERE CAN BE NO ASSURANCE THAT THE ORDER TREND EXPERIENCE YEAR-TO-DATE WILL CONTINUE. THE COMPANY'S EXPECTATIONS REGARDING EARNINGS PER SHARE ARE BASED ON THE COMPANY'S SALES EXPECTATIONS AND ASSUMES IT WILL MAINTAIN ITS HISTORICAL OPERATING MARGIN. THE COMPANY'S OPERATING MARGIN MAY BE IMPACTED BY, AMONGST OTHER FACTORS, SHIFTS IN PRODUCT MIX, EXCHANGE RATE FLUCTUATIONS WITH COUNTRIES THE COMPANY IMPORTS FROM, CHANGES IN OCEAN FREIGHT RATES AND CHANGES IN THE COMPANY'S HISTORICAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSE RATE. MOREOVER, THE STATEMENTS IN THIS PRESS RELEASE CONCERNING RETAIL INVENTORY LEVELS, CONSUMER DEMAND, AND DEALER EXPECTATIONS ARE BASED ON STATISTICAL RESEARCH CONDUCTED BY OR FOR THE COMPANY, AND ASSUME THAT SUCH FINDINGS ARE CORRECT AND REPRESENTATIVE OF MARKET CONDITIONS AS A WHOLE.

IF NOT MENTIONED ABOVE, OTHER FACTORS, INCLUDING CONSUMER ACCEPTANCE OF NEW PRODUCTS; PRODUCT DEVELOPMENT EFFORTS; IDENTIFICATION AND RETENTION OF SCULPTING AND OTHER TALENT; COMPLETION OF THIRD PARTY PRODUCT MANUFACTURING; DEALER REORDERS AND ORDER CANCELLATIONS; CONTROL OF OPERATING EXPENSES; CORPORATE CASH FLOW APPLICATION, INCLUDING SHARE REPURCHASES; FUNCTIONALITY OF INFORMATION AND OPERATING SYSTEMS; IDENTIFICATION, COMPLETION AND RESULTS OF ACQUISITIONS, INVESTMENTS, AND OTHER STRATEGIC BUSINESS INITIATIVES; GRANTS OF STOCK OPTIONS OR OTHER EQUITY EQUIVALENTS; ACTUAL OR DEEMED EXERCISES OF STOCK OPTIONS; AND INDUSTRY, GENERAL ECONOMIC, REGULATORY, TRANSPORTATION, AND INTERNATIONAL TRADE AND MONETARY CONDITIONS, CAN SIGNIFICANTLY IMPACT THE COMPANY'S SALES, EARNINGS AND EARNINGS PER SHARE. ACTUAL RESULTS MAY VARY MATERIALLY FROM FORWARD-LOOKING STATEMENTS AND THE ASSUMPTIONS ON WHICH THEY ARE BASED. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR PUBLISH IN THE FUTURE ANY FORWARD-LOOKING STATEMENTS.

                            # Financial Tables follow #

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                                DEPARTMENT 56, INC.
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (In thousands)


                                     ASSETS
                                                            January 2,                January 3,
                                                             1999                      1998
CURRENT ASSETS
     Cash and cash equivalents                             $     2,783                $   37,361
     Accounts receivable, net                                   26,170                    23,004
     Inventories                                                18,287                    18,070
     Other current assets                                       10,661                     9,311
                                                           -----------               -----------
           Total current assets                                 57,901                    87,746

PROPERTY AND EQUIPMENT, net                                     17,722                    12,753
GOODWILL, TRADEMARKS AND OTHER, net                            157,531                   159,042
OTHER ASSETS                                                       129                       154
                                                           -----------               -----------
                                                             $ 233,283                 $ 259,695
                                                           -----------               -----------
                                                           -----------               -----------

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                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Current portion of long-term debt                      $   20,000                $   20,000
     Accounts payable                                           11,100                     9,973
     Other current liabilities                                  17,525                    16,916
                                                           -----------               -----------
           Total current liabilities                            48,625                    46,889

DEFERRED TAXES                                                   5,923                     6,151
LONG-TERM DEBT                                                       -                    20,000
STOCKHOLDERS' EQUITY                                           178,735                   186,655
                                                           -----------               -----------
                                                             $ 233,283                 $ 259,695
                                                           -----------               -----------
                                                           -----------               -----------


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                               DEPARTMENT 56, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                                   52 Weeks         53 Weeks
                                                               Quarter Ended                        Ended            Ended
                                                           January 2,      January 3,             January 2,       January 3,
                                                             1999            1998                   1999             1998
                                                        --------------  --------------         --------------   --------------

NET SALES                                                    $  52,906       $  53,601              $ 243,365        $ 219,496
COST OF SALES                                                   21,670          24,380                100,782           94,040
                                                            ----------      ----------              ---------       ----------

Gross profit                                                    31,236          29,221                142,583          125,456

Selling, general, and administrative expenses                   17,095          15,574                 56,648           49,772
Amortization of goodwill, trademarks and other                   1,258           1,145                  4,926            4,577
                                                            ----------      ----------              ---------       ----------

OPERATING INCOME                                                12,883          12,502                 81,009           71,107

Interest expense                                                 1,453           1,122                  4,817            4,362
Gain on sale of aircraft                                             -         (2,882)                      -          (2,882)
Other, net                                                          94              73                  (397)          (1,086)
                                                            ----------      ----------              ---------       ----------

INCOME BEFORE INCOME TAXES                                      11,336          14,189                 76,589           70,713

INCOME TAXES                                                     4,421           5,605                 30,073           27,932
                                                           -----------     -----------             ----------       ----------

NET INCOME (1)                                              $    6,915      $    8,584              $  46,516        $  42,781
                                                            ----------      ----------              ---------       ----------
                                                            ----------      ----------              ---------       ----------

NET INCOME PER SHARE                                            $  .38          $  .43                 $ 2.49           $ 2.06
                                                            ----------      ----------              ---------       ----------
                                                            ----------      ----------              ---------       ----------

NET INCOME PER SHARE ASSUMING DILUTION (1)                      $  .38          $  .42                 $ 2.45           $ 2.05
                                                            ----------      ----------              ---------       ----------
                                                            ----------      ----------              ---------       ----------

OPERATING CASH FLOW (2)                                      $  14,735       $  16,970              $  88,717        $  81,683
                                                            ----------      ----------              ---------       ----------

                                                            ----------      ----------              ---------       ----------

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(1)  Net income for the quarter ended January 3, 1998, excluding the effect of the $2,882 pretax gain on sale of aircraft, was $6,841 or $.34 per share assuming dilution. Net income for the year ended January 3, 1998, excluding the effect of the $2,882 pretax gain on sale of aircraft, was $41,038 or $1.96 per share assuming dilution.
(2) Earnings before interest, income taxes, depreciation and amortization expenses.